UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2008
BMP SUNSTONE CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-51409	20-0434726

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(610) 940-1675

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.
     On June 25, 2008, representatives of BMP Sunstone Corporation (the “Company”) will deliver a presentation to investors (the “Presentation”) at The Piper Jaffray Europe Conference, held at the ANdAZ London Hotel, 40 Liverpool Street, London, England, United Kingdom, and at The Jefferies Annual Healthcare Conference, held at the Mandarin Oriental Hotel, 80 Columbus Avenue, New York, NY 10023. The Company’s presentation in London is scheduled to begin at 10:00 a.m. London, England, United Kingdom time and the Company’s presentation in New York is scheduled to begin at 9:00 a.m. New York, New York time. Listeners may access webcasts of both presentations by visiting the investor relations portion of the Company’s website at http://www.bmpsunstone.com. A copy of the Presentation is attached as Exhibit 99.1.
     The Presentation contains certain financial measures that are considered “non-GAAP financial measures” as defined in the SEC rules. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. Management does not intend the presentation of non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management believes that adjusted EBITDA, a non-GAAP financial measure, is a worthwhile indicator of the Company’s financial performance. Due to the Company’s recent acquisition and debt financing, the Company incurs significant non-cash charges for depreciation, amortization and stock compensation expense that may not reflect the Company’s operating performance and ability to generate cash flow from operations. The Company has provided a reconciliation of adjusted EBITDA to net income in a table included in the Presentation which is attached as Exhibit 99.1 to this Report.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Presentation Materials for Investor Meetings held on June 25, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMP SUNSTONE CORPORATION
Date: June 25, 2008	By:	/s/ Fred M. Powell
		Name:	Fred M. Powell
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Presentation Materials for Investor Meetings held on June 25, 2008.